Shenzhen House Lease Contract

Prepared By Shenzhen Housing Lease Administration Office

Leasor (Party A):	Zhao Xiangqing and Yu Qiudong
Address:	Rm.12 A, E Building, Tianebao, OCT, Nanshan District, Shenzhen City
Postal code:	Tel:	13510021112
Entrusted agent:
Address:
Postal code:	Tel:

Lessee (Party B):	Global Pharma Enterprise Group Limited
Address:	No. 2503, New World Center, West Yitian Road, Futian District, Shenzhen City
Postal code:	Tel:	83039661
License or ID No.	440301103979888
Entrusted agent:
Address:
Postal code:	Tel:

This contract has been made by and between Party A and Party B through friendly negotiation, in accordance with the Regulations of Shenzhen Special Economic Zone on Lease of Houses and the relevant provisions.

Article 1: Party A leases the house located in No. 2503, 2504, 2505, New World Center, North Fozhong Road, West Yitian Road, Futian District, Shenzhen (hereinafter referred to the “Leased House”) to Party B, covering the building area of totally 349.79 m2, with the entire building floors of 54.

Owner of Leased House: Zhao Xiangqing and Yu Qiudong
No. of House Ownership Certificate or other effective certificate: 441621197112184828 ;

Article 2: The lease term is of two years, from Dec. 1, 2010 to Nov. 30, 2012

Article 3: Party A leases the House to Party B for office administration.

If Party B uses the House for other purposes, which shall be approved by Party A, and in this case, it shall handle the reporting procedures for changing the house purposes abiding by relevant laws and regulations, and guarantee that it complies with the relevant national firefighting regulations.

Article 4: Party A shall guarantee that the purposes listed in Article 3 comply with relevant laws and regulations.

Party B shall guarantee that the house using complies with the relevant laws and regulations during the lease term.

Article 5: the unit rent of the Leased House is 164.30 Yuan/m2 each month, and the total monthly rent is 57,500 Yuan.

Party B shall pay the rent before the fifth day of each month to Party A.

Article 6: Party A shall deliver the Leased House to Party B before Nov. 30, 2011.

If Party A doesn’t deliver the Leased House before the above time, Party B can request to extend the contract term, which shall be confirmed in the written form by the two parties.

Article 7: During the lease term, Party A shall be responsible for paying the house property tax, land using fees and lease management fees; and Party B shall be responsible for paying the water & electricity fees, health fees and house (building) management fees.

Article 8: The fee that shall be paid by Party B is paid by Party A in the first month, and Party B shall return this amount to Party A within 10 days after using of 1 month. The following fees shall be paid in advance, based on the standard of the paid amount of last month and the time before the (__)  day of each month (the __ day of the __ month of each quarter). The prepaid amount of last time shall be settled at the next time.

Party A shall issue the relevant certificates when settling the fees of Party B.

If Party B doesn’t prepay the fees over one month, Party A has right to urge. If Party B owes the fees over one month, Party A has right to stop the using of the relevant facilities. If the two parties have the separate agreement, they shall comply with the agreement.

Article 9: This Contract allows the deposit guarantee. When Party A delivers the Leased House, Party B shall receive the rent of two months as the deposit, namely, 100,000 Yuan.

Party A shall issue the receipt to Party B when receiving the deposit.

Party A and Party B shall execute the articles of the Contact, if one party violates the contract, it shall assume the relevant responsibility for breach of the Contract.

Article 10: Party A shall guarantee the safety of the House and inside facilities, and comply with the relevant requirements of laws and regulations. Party B shall normally use the facilities and avoid the abnormal damage. When terminating the Contract, Party B shall deliver the House promptly, and guarantee the good state of the House and inside facilities (excluding the normal damage), meanwhile, it shall pay off all the fees.

Article 11: During the lease term, if the House and inside facilities are damaged normally or faulted, which shall be promptly notified to Party A and adopted effective measures; Party A shall repair the House or facilities within days after receiving the notice of Party B; if Party B cannot notify Party A or Party A refuses to repair, Patty B can take the repair works after checking of the contract registration organ.

The relevant repair fees (including the repair of Party B) shall be assumed by Party A.

Article 12: If the Leased House and facilities are damaged or faulted owing to improper or irrational use, Party B shall be responsible for repairing or compensating. If Party B refuses to repair or compensate, Party A shall take the repair works after checking of the contract registration organ, and the repair fees shall be assumed by Party B.

Article 13: If Party A needs to reconstruct, extend or decorate the Leased House within the term of the Contract, it shall be implemented after being agreed by Party B and approved by the government relevant department. Party A and Party B shall enter the written agreement on this additionally.

With permission of Party A and approval of the government relevant department, Party B can decorate the Leased House within the term of the Contract. Party A and Party B shall enter the written agreement on this additionally.

Article 14: Without written permission of Party A, Party B shall not sublease the Leased House to other person wholly or partly. If it is agreed by Party A, Party B shall handle registration procedures to the competent authority of house lease; however, the termination date of sublease shall not be later than the former lease term of Party B and Party B shall promise that the sub-lessee will not sublease the house.

Article 15: If Party A needs to transfer the Leased House wholly or partly within the term of the Contract, it shall notify Party B one month in advance. Party B has the right of preemption under the same conditions.

If the Leased House is transferred to other person, Party A shall guarantee that the transferee will continue to perform the Contract.

Article 16: In case one of the following situations occurs during the term of the Contract, the Contract will be terminated automatically;

(1)	The Contract cannot be performed owing to force majeure or accidents;

(2)	The government decides to expropriate the land of the Leased House and the Leased House needs to be removed.

Article 17: In case one of the following situations occurs, Party A has the right to terminate the Contract and Party B shall compensate Party A’s loss aroused;

(1)	Party B fails to pay rent over one month;

(2)	Various fees owed by Party B is up to Yuan;

(3)	Party B changes the use purpose of the Leased House privately without permission of Party A and approval of the relevant department;

(4)	Party B violates the agreement in Article 12 of the Contract, does not assume the maintenance responsibility or pay the maintenance fee, to seriously damage the house or equipment;

(5)	Party B decorates the Leased House without written permission of Party A and approval of the relevant department;

(6)	Party B subleases the Leased House to other person without written permission of Party A.

If Party A independently terminates the Contract owing to the above reasons, it shall notify Party B to move from and return the Leased House in written. The balance of advance payment shall be returned to Party B. Party A has the right to refuse to return the deposit.

Article 18: In case one of the following situations occurs, Party B has the right to terminate the Contract and Party A shall compensate Party B’s loss aroused;

(1)	Party A fails to deliver the Leased House over two days;

(l2)	Party A violates the agreement in Article 4 of the Contract and causes that Party B cannot continue to use the Leased House according to its purpose;

(3)	Party A violates the agreement in Article 11 of the Contract, does not assume the maintenance responsibility or pay the maintenance fee, to cause Party B cannot continue to use;

(4)	Party A reconstructs, extends or decorates the Leased House without permission of Party B and approval of the relevant department.

If Party B terminates the Contract independently owing to the above reasons, it shall notify Party A in written timely, move from the Leased house, and has the right to require Party A returning twice deposit, or paying the liquidated damages Yuan (in capital) and return the overpayment.

Article 19: If Party B needs to lease the house at the expiration of the Contract, it shall put forward to Party A one month before the expiration date; if Party A shall lease the Leased House, and Party B shall have priority to rent under the same conditions.

If Party A and Party B come to an agreement on lease, both parties shall renew the Contract and re-register to the registration authority of contract.

Article 20: After terminating the Contract, Party B shall move from the Leased House within 3 days after terminating and return it to Party A. If Party B delays to move from or return the Leased House, Party A has the right to appeal to the People’s Court.

Article 21: If Party B delays to pay rent, it shall pay late fee to Party A and the late fee amount is overdue days multiply by ‰ of monthly rent.

Article 22: If Party B privately subleases the Leased House to other person wholly or partly, it shall pay the liquidated damages to Party A according to Yuan (in capital) per square meter per month (day) of the sublease area.

Article 23: If both parties do not perform the obligations agreed by the Contract and cause loss to the other party, the actual loss and the expected earning shall be compensated.

Article 24: Any increasing or cancellation of terms in the Contract of both parties shall be listed in the supplement sheet of the Contract and the contents in the supplement sheet shall cover equal legal force with the Contract.

Matters unmentioned here shall be signed the supplement agreement by both parties through negotiation; the supplement agreement shall cover equal legal force with the Contract after registering to the former registration authority of contract.

Article 25: Dispute aroused by performing the Contract shall be solved by both parties through negotiation; if the negotiation fails, it can be mediated by the registration authority of the Contract, or:

☐Apply for arbitration from Shenzhen Arbitration Commission;

☐Apply for arbitration from Shenzhen Branch of China International Economic and Trade Arbitration Commission;

☐Appeal to the People’s Court;

(Both parties shall select one of the above dispute solution methods through negotiation and tick “√” in the corresponding option).

Article 26: The original copy of the Contract is in Chinese.

Article 27: The Contract has four copies, with Party A and Party B holding one respectively, and one for the registration authority of contract, and one for the relevant department.

Article 28 The Contract shall come into force after signed by both parties.

Party A (seal): Yu Qiudong
Legal representative:
Tel: 13510021112
Bank account:
Entrusted agent (seal):                                     Nov.17, 2010

Party B (seal):
Legal representative:
Tel:
Bank account:
Entrusted agent (seal): Zhang Yan                         Nov.17, 2010

Registrant or filing person (seal):

Registration authority of contract (seal):

Date: